SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 28, 2006
GRUBB & ELLIS REALTY ADVISORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32753	20-3426353

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
500 West Monroe Street, Suite 2800, Chicago, IL 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Grubb & Ellis Realty Advisors, Inc. (the “Company”) has been advised by its affiliate, Grubb & Ellis Company (“Grubb & Ellis”), that Grubb & Ellis has agreed to a sixty-day extension of its agreement with Deutsche Bank Securities Inc. to purchase in the public marketplace, to the extent available, up to $3,500,000 of warrants of the Company, if such warrants are trading at $0.70 or less per warrant. Pursuant to this agreement, Grubb & Ellis has purchased 394,631 warrants of the Company through June 28, 2006 for an aggregate purchase price excluding commissions of $236,225, or approximately $0.60 per warrant, leaving Grubb & Ellis with a remaining warrant purchase commitment of up to $3,263,775, which now expires on August 27, 2006. Grubb & Ellis entered into such agreement in connection with the Company’s initial public offering of units, which closed on March 3, 2006 generating gross proceeds to the Company of $143,750,004.
     In accordance with the original terms of the agreement, Grubb & Ellis will purchase warrants of the Company pursuant to an agreement in accordance with the guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934 through an independent broker-dealer registered under Section 15 of the Exchange Act, which is not affiliated with Deutsche Bank Securities Inc. nor part of the underwriting or selling group in the Company’s initial public offering. Grubb & Ellis will not have any discretion or influence with respect to such purchases, as the purchases of the warrants on behalf of Grubb & Ellis will be made by a broker-dealer who has not participated in the Company’s initial public offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS REALTY ADVISORS, INC.

By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
General Counsel

Dated: June 29, 2006